UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2011

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

168 Fifth Avenue, Suite 302		10010
New York, New York		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

Item 2.01.        Completion of Acquisition or Disposition of Assets.

KickApps Acquisition

On January 28, 2011, KIT digital, Inc. acquired 100% ownership of KickApps Corporation, a Delaware corporation (“KickApps”), through a merger of a wholly-owned subsidiary of KIT digital with and into KickApps. KickApps, headquarted in New York City, is a leading provider of solutions that enable the creation and management of next generation video-based Web experiences. Its solutions consist of a suite of hosted social and media applications and services that drives deeper relationships with customers, and which are used by some of the world’s largest brands to grow and engage online audiences.

Under the Merger Agreement, at the closing of the transaction, KickApps stockholders received 3,010,294 shares of KIT digital’s common stock.  All vested KickApps options not exercised prior to the merger were cashed-out, and KIT digital will issue new options to KickApps employees with similar vesting provisions. Holders of KickApps common stock receiving total consideration in the merger of less than $7,500 do not receive any KIT digital common stock, but are instead paid in cash.

KIT digital will hold 528,507 shares of the merger consideration in escrow for a period not to exceed 15 months following the merger to cover any warranty claims related to undisclosed commercial or tax liabilities or litigation. KIT digital's post-closing remedy for all claims will be limited to the escrowed funds, although the preferred stockholders of KickApps have agreed to indemnify KIT digital against certain liabilities up to the total value of the shares of KIT digital common stock issued to them.

All KIT digital common stock issued in exchange for KickApps preferred stock will be subject to contractual restrictions on their transfer, with 60% of such stock being released from this restriction on the first anniversary of the merger and the balance on the second anniversary of the merger. In addition, certain members of management of KickApps have agreed to be bound by the transfer restriction with respect to the KIT digital common stock issued in exchange for their KickApps common stock.  The shares of KIT digital common stock issued in this transaction are subject to certain demand Form S-3 and piggyback registration rights after the transfer restriction has terminated.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety.

The shares of KIT digital common stock in the acquisition were issued in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The securities offered in the acquisition transaction have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  KIT digital had no previous relationship or association with KickApps or any of its stockholders.  There are presently no significant changes anticipated in the business or product lines of either KIT digital or KickApps.

Item 2.02.    Results of Operations and Financial Condition.

Press Release

On January 31, 2011, KIT digital issued a press release reporting 2010 revenue and operating EBITDA margin estimates for KIT digital and the newly-acquired companies KickApps, Kewego and Kyte.  A copy of the press release issued on January 31, 2011 is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 3.02.        Unregistered Sales of Equity Securities.

Kyte Acquisition

On January 25, 2011, KIT digital, through a wholly-owned subsidiary, acquired decentraltv Corporation, a Delaware corporation doing business as Kyte (“Kyte”).  Kyte, based in San Francisco, is a leading cloud-based publishing platform that enables companies to deliver live and on-demand video experiences to websites, mobile devices and connected TVs.

At the closing of the acquisition, KIT digital paid $3,023,500 to the stockholders of Kyte, $582,000 to third parties for expenses for which Kyte was responsible, and issued for the benefit of the stockholders of Kyte 189,348 shares of its common stock, of which 56,803 shares are to be held in escrow for a period of one year to secure certain indemnification obligations of Kyte and its stockholders.  On the one-year anniversary of the acquisition, KIT digital is obligated to pay up to an additional $500,000 in cash and issue up to an additional $500,000 in KIT digital common stock to former Kyte stockholders if specified financial milestones are achieved by that business.

The shares of KIT digital common stock in the acquisition were issued in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and are subject to a contractual restriction that holders of such stock may not make any sale, any short sale of, loan, grant any option for the purchase of, or otherwise assign, pledge, hypothecate or dispose of any such shares for a period of six months following the acquisition, except as otherwise expressly consented to by KIT digital.  The securities offered in the acquisition transaction have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  For SEC reporting purposes, the Kyte transaction did not involve the acquisition of a significant amount of assets.

Kewego Acquisition

On January 26, 2011, KIT digital entered into a Stock Purchase Agreement with the shareholders of Kewego S.A., a société anonyme organized under the laws of France (“Kewego”), pursuant to which KIT digital purchased, on the same date, all of the issued and outstanding shares of capital stock of Kewego. Kewego, based in Paris, provides enterprises, media operators, and communication agencies with professional IP-based, multi-screen video asset management solutions for managing, broadcasting and monetizing videos on IP connected devices, including PCs, mobile phones, iPads, connected TVs and gaming consoles.

The consideration for all of Kewego’s outstanding stock was €25,655,022, subject to a customary post-closing adjustment for working capital and net cash.  The purchase price consisted of €8,750,149  in cash and the issuance of 1,411,704 shares of KIT digital common stock.  The shares of KIT digital common stock were issued pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended.

The shares of KIT digital common stock in the acquisition were issued in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The securities offered in the acquisition transaction have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For SEC reporting purposes, the Kewego transaction did not involve the acquisition of a significant amount of assets.

KickApps Acquisition

The information set forth above in Item 2.01 of this current report relating to the issuance of KIT digital common stock to KickApps stockholders is incorporated herein by this reference.

Item 9.01.        Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), the financial statements of KickApps are not “significant” and therefore not required to be filed pursuant to Item 3.05(b) of Regulation S-X.

(b)            Pro Forma Financial Information.  In accordance with Item 9.01(b), the pro forma financial information is not “significant” and therefore not required to be filed pursuant to Article 11 of Regulation S-X.

(d)            Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of January 28, 2011, by and among KIT digital, Inc., DealApps Corporation, KickApps Corporation and, for certain purposes, Steven J. Benson as Stockholder Representative.

99.1	Press Release of KIT digital, Inc. issued on January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: January 31, 2011	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer